CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Evergreen Select Fixed Income Trust and

Evergreen Fixed Income Trust:

We consent to the use of our reports dated August 25, 2006 for Evergreen Limited Duration Fund, a series of Evergreen Select Fixed Income Trust, and Evergreen Ultra Short Opportunities Funds, a series of Evergreen Fixed Income Trust, included herein and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the Prospectus/Proxy Statement.

/s/ KPMG

Boston, Massachusetts

June 22, 2007